Exhibit 10.2

SEATTLE GENETICS, INC.

LONG TERM INCENTIVE PLAN FOR ECHELON-1

Effective Date: May 9, 2016

1. PURPOSE. This Seattle Genetics, Inc. Long Term Incentive Plan for ECHELON-1 (the “Plan”) is intended to increase stockholder value and the success of the Company by retaining and motivating selected Participants to achieve the Company’s objectives. The Plan goals are to be achieved by providing such Participants with cash and stock incentive award opportunities, where payment or vesting, as applicable, of the Awards shall be based on FDA approval of a label expansion in the U.S. for ADCETRIS based on clinical trial data from ECHELON-1 (as hereafter defined). The Plan is intended to permit the grant of Stock Awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

2. DEFINITIONS.

(a) “Award” shall mean a Cash Award or a Stock Award that may be paid or granted, as applicable, to a Participant under the Plan.

(b) “Award Value” shall mean the aggregate value of the Cash Award and Stock Award that may be paid or granted, as applicable, to a Participant, expressed as a specific dollar amount, as determined by the Committee.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cash Award” shall mean a cash bonus payment paid on the Payout Date.

(e) “Certification Date” shall have the meaning set forth in Section 6(a) of the Plan.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g) “Committee” shall mean the Compensation Committee of the Board or such other committee of the Board that has been designated to administer programs that provide for compensation intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(h) “Common Stock” shall mean the common stock of the Company.

(i) “Company” shall mean Seattle Genetics, Inc., a Delaware corporation.

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(j) “Covered Employee” shall have the meaning ascribed to such term in Section 162(m)(3) of the Code.

(k) “ECHELON-1” shall mean the Company’s randomized, open-label, phase 3 clinical trial investigating ADCETRIS plus adriamycin, vinblastine and dacarbazine versus adriamycin, vinblastine, bleomycin and dacarbazine as frontline therapy in patients with newly-diagnosed advanced classical Hodgkin lymphoma.

(l) “ECHELON-1 sBLA” shall mean a supplemental Biologics License Application submitted to the FDA by the Company seeking approval for the sale and marketing of ADCETRIS in the U.S. for a New Indication, which submission is based on clinical trial data from ECHELON-1.

(m) “Effective Date” shall mean May 9, 2016.

(n) “Eligible Employee” shall mean each employee of the Company or a Subsidiary who is based in the U.S. or Canada.

(o) “Equity Incentive Plan” shall mean the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan, as may be amended from time to time.

(p) “FDA” shall mean the U.S. Food and Drug Administration.

(q) “FDA Milestone” shall mean the approval by the FDA of the sale and marketing of ADCETRIS in the U.S. for a New Indication, which approval is based on clinical trial data from ECHELON-1.

(r) “FDA Milestone Date” shall mean the date that the FDA Milestone occurs.

(s) “New Indication” shall mean an indication not included in the FDA-approved labeling for ADCETRIS as of the Effective Date.

(t) “Participant” shall mean an Eligible Employee who meets the eligibility requirements described in Section 4 of the Plan.

(u) “Payout Date” shall mean the date on which Cash Awards are paid pursuant to Section 7 of the Plan.

(v) “Performance-Based Compensation” shall mean compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(w) “Performance Period” shall mean the period of time commencing on (and including) May 9, 2016 and ending on (and including) December 31, 2019.

(x) “Prorated Period” shall mean the period of time commencing on (and including) May 10, 2016 and ending on (and including) December 31, 2016.

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(y) “Stock Award” shall mean a nonstatutory stock option granted under the Equity Incentive Plan, which grant shall be subject to the terms of the Plan, the Equity Incentive Plan and the stock option agreement between the Company and the Participant.

(z) “Subsidiary” means an entity in which the Company holds greater than 50% of the voting interests.

(aa) “Vesting Date” shall have the meaning set forth in Section 4(e) of the Plan.

3. ADMINISTRATION. The Plan shall be administered by the Committee consisting solely of two or more outside directors of the Company who satisfy the requirements of Section 162(m) of the Code. The Committee shall have full authority to make rules and establish administrative procedures in connection with the Plan, to interpret the Plan and those rules and procedures, to determine each Participant’s Award Value, to approve the granting of, or the payment of, as applicable, all of the Awards, and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate and consistent with applicable law; provided, however, that with respect to Covered Employees, the Committee shall have final decision-making authority. All decisions, determinations, and interpretations by the Committee shall be final and binding on the Company and all Participants.

4. ELIGIBILITY AND PARTICIPATION.

(a) Current Employees in Good Standing. Absent any determination by the Committee to the contrary, each Eligible Employee who is in good standing (and not on a performance improvement plan) as of May 9, 2016, as determined by the Committee in its sole discretion, shall automatically be deemed a Participant as of such date and shall be eligible to be paid or granted, as applicable:

(i) a Cash Award on the Payout Date, in an amount to be determined in accordance with Sections 5 and 6 of the Plan, subject to the terms of Section 4(d) of the Plan; and

(ii) a Stock Award on May 9, 2016, with (x) the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 5 of the Plan and (y) an exercise price (per share) equal to the closing sales price of the Common Stock on May 9, 2016.

(b) Current Employees on a Performance Improvement Plan. Absent any determination by the Committee to the contrary, each Eligible Employee who is on a performance improvement plan as of May 9, 2016, as determined by the Committee in its sole discretion, shall not be eligible to participate in the Plan; provided, however, that if such Eligible Employee successfully improves his or her performance during the Prorated Period, such Eligible Employee shall automatically be deemed a Participant as of the first day he or she is no longer on a performance improvement plan and shall be eligible to be paid or granted, as applicable:

(i) a Cash Award on the Payout Date, in an amount to be determined in accordance with Sections 5 and 6 of the Plan, subject to the terms of Section 4(d) of the Plan; and

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(ii) a Stock Award on January 3, 2017, with (x) the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 5 of the Plan and (y) an exercise price (per share) equal to the closing sales price of the Common Stock on either May 9, 2016 or January 3, 2017, whichever is higher;

provided, however, that in each case, the Award Value applicable to such Participant shall be automatically prorated (by multiplying such Award Value by a fraction, the numerator of which is the number of days such Participant is not on a performance improvement plan during the Prorated Period and the denominator of which is the total number of days during the Prorated Period).

(c) Newly Hired Employees. Absent any determination by the Committee to the contrary, each Eligible Employee who is newly hired by the Company or a Subsidiary during the Prorated Period shall automatically be deemed a Participant as of his or her first day of employment with the Company or the Subsidiary and shall be eligible to be paid or granted, as applicable:

(i) a Cash Award on the Payout Date, in an amount to be determined in accordance with Sections 5 and 6 of the Plan, subject to the terms of Section 4(d) of the Plan; and

(ii) a Stock Award on January 3, 2017, with (x) the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 5 of the Plan and (y) an exercise price (per share) equal to the closing sales price of the Common Stock on either May 9, 2016 or January 3, 2017, whichever is higher;

provided, however, that in each case, the Award Value applicable to such Participant shall be automatically prorated (by multiplying such Award Value by a fraction, the numerator of which is the number of days such Participant is employed by the Company or a Subsidiary during the Prorated Period and the denominator of which is the total number of days during the Prorated Period).

(d) Eligibility for Cash Awards. In order to be eligible for payment of a Cash Award, a Participant must be (i) actively employed by the Company or a Subsidiary on the Payout Date and (ii) not on a performance improvement plan as of the Payout Date. All Cash Awards shall be fully vested on the Payout Date. If the FDA Milestone does not occur on or prior to the last day of the Performance Period, then no Participant shall be eligible to receive a Cash Award.

(e) Vesting of Stock Awards. Each Stock Award granted to a Participant shall be unvested on the date of grant and shall vest in four (4) equal tranches on the first, second, third and fourth anniversaries of the FDA Milestone Date (each, a “Vesting Date”), provided that the Participant does not incur a Termination of Employment (as defined in the Equity Incentive Plan) through the applicable Vesting Date. If a Participant incurs a Termination

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of Employment prior to any Vesting Date, then all shares of Common Stock subject to the Participant’s Stock Award that are unvested as of the Participant’s date of termination shall be forfeited by the Participant on such termination date. If the FDA Milestone does not occur on or prior to the last day of the Performance Period, then all Stock Awards shall be forfeited by Participants on the last day of the Performance Period.

5. DETERMINATION OF AWARD VALUES.

(a) In General. On or prior to May 9, 2016, the Committee shall establish a table containing Award Values for each job level tier of Participants. Subject to Sections 4(b) and 4(c) of the Plan:

(i) the amount of cash subject to each Participant’s Cash Award shall be equal to 25% of the Award Value applicable to such Participant; and

(ii) the number of shares of Common Stock subject to each Participant’s Stock Award shall be equal to the following:

(1) for individuals who are Participants as of May 9, 2016, such number shall be equal to: (the Award Value applicable to such Participant x 0.75) divided by (the closing sales price of the Common Stock on May 9, 2016 x 0.50); and

(2) for individuals who become Participants during the Prorated Period, such number shall be equal to (the Award Value applicable to such Participant x 0.75) divided by (the closing sales price of the Common Stock on May 9, 2016 or January 3, 2017, whichever is higher, x 0.50).

(b) Section 162(m) Requirements for Stock Awards – Maximum Stock Award. As required by Section 3(b) of the Equity Incentive Plan and in accordance with Section 162(m) of the Code, in no event may a Stock Award be granted under the Plan to a Participant who is a Covered Employee such that the number of shares of Common Stock subject to such Stock Award would exceed, together with any other equity awards granted under the Equity Incentive Plan, 1,000,000 shares of Common Stock in the applicable calendar year.

6. CERTIFICATION AND DETERMINATION OF AWARD PAYMENTS.

(a) Certification. The Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) whether the FDA Milestone has been achieved as soon as administratively practicable after the earlier of (i) the end of the Performance Period and (ii) the FDA Milestone Date (such date, the “Certification Date”). In order for any Cash Awards to be paid on the Payout Date and for any Stock Awards to be eligible to vest on any Vesting Date, the Committee must (i) certify on the Certification Date that the FDA Milestone has been achieved and (ii) approve the payment of such Cash Awards and eligibility for vesting of such Stock Awards.

(b) Changes to Awards. At any time on or prior to the Certification Date, the Committee may take any of the following actions based on a Participant’s individual performance, special circumstances related to the FDA submission of the ECHELON-1 sBLA,

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value generated for the Company and any other factors, as determined by the Committee in its sole discretion:

(i) reduce the amount of cash subject to a Participant’s Cash Award (notwithstanding a determination by the Committee that the FDA Milestone has been satisfied); and

(ii) adjust any other features of the Plan (other than the number of shares of Common Stock subject to, or the exercise price of, a Participant’s Stock Award); provided, however, that no such adjustment may be made with respect to any Awards payable or granted to a Participant who is a Covered Employee if such adjustment would result in a failure of the Participant’s Stock Award to be Performance-Based Compensation.

7. PAYMENT OF CASH AWARDS. Subject to Section 4(d) of the Plan, payment of Cash Awards to Participants shall be made as soon as administratively practicable following the Certification Date, and no later than March 15 of the year following the year in which the FDA Milestone Date occurs; provided, however, that if payment of a Cash Award is accelerated pursuant to Section 8 of the Plan, then with respect to such Cash Award, such accelerated payment date shall be the “Payout Date” for purposes of the Plan. Payroll and other taxes shall be withheld as determined by the Company or a Subsidiary.

8. CHANGE IN CONTROL. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control (as defined in the Equity Incentive Plan), (i) each Participant’s Stock Award, to the extent outstanding as of the date of the Change in Control, shall be treated in the manner set forth in Section 13(c) of the Equity Incentive Plan, as in effect on the Effective Date of the Plan, and (ii) each Participant’s Cash Award, to the extent not paid as of the date of the Change in Control, shall be treated in a manner equivalent to the treatment of the Participant’s Stock Award upon the Change in Control, as determined by the Committee in its sole discretion.

9. NO RIGHT TO EMPLOYMENT OR AWARD. Selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or a Subsidiary or continued participation in the Plan. Furthermore, the Company and each Subsidiary reaffirms its at-will relationship with its employees and expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan or other written plan adopted by the Company or a Subsidiary or written agreement between the Company or a Subsidiary and the Participant.

10. DISCRETION OF COMPANY AND COMMITTEE. Any decision made or action taken by the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the sole and absolute discretion of the Company or the Committee, as the case may be, and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

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11. NO FUNDING OF PLAN. Neither the Company nor any Subsidiary shall be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

12. NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. This Section 12 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary, or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

13. GOVERNING LAW. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Washington.

14. NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any current or future Subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

15. SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Company that the Plan, and all payments of Stock Awards made hereunder, satisfy and be interpreted in a manner that in the case of Participants who are Covered Employees qualify as Performance-Based Compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the requirements of Section 162(m) of the Code shall be disregarded. However, notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to Covered Employees.

16. AMENDMENT OR TERMINATION. The Board and the Committee each reserve the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.

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